Chef’s Warehouse, Inc. 8-K

Exhibit 99.1

THE CHEFS’ WAREHOUSE, INC. REPORTS PRELIMINARY RESULTS FOR THE FOURTH QUARTER OF 2014

Reiterates Full Year 2015 Guidance

The Company to Announce Fourth Quarter 2014 Results on March 5, 2015

Ridgefield, CT, February 25, 2015 —The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States, today announced preliminary, unaudited financial results for its fourth quarter ended December 26, 2014. In addition, the Company reiterated its outlook for full year 2015. The Company expects to report fourth quarter 2014 results, along with additional commentary for full year 2015, on March 5, 2015.

Fourth-quarter 2014 financial results - on a preliminary, unaudited basis - are expected to include the following:

•	Net sales for the fourth quarter of approximately $228.2 million
•	Adjusted EBITDA[1] for the fourth quarter of approximately $12.2 million
•	Net income for the fourth quarter of approximately $5.2 million
•	Net income per diluted share for the fourth quarter of approximately $0.21
•	Modified pro forma net income per diluted share[1] for the fourth quarter of approximately $0.20

“During the fourth quarter of 2014 net sales were slightly ahead of our expectations with growth of 18.0%, including 8.8% contributed from acquisitions. We continued to see inflationary pressure in the dairy and protein, both meat and seafood, categories in our business. The performance of Allen Brothers improved sequentially from the third quarter, but the year over year impact from the mix of protein continued to dilute margins somewhat,” said Christopher Pappas, chairman and chief executive officer of The Chefs’ Warehouse. “While volume was strong, gross margins were slightly lower than we anticipated, particularly in our pastry category. In 2015 we will continue to focus on our long-term business strategy of growing and building our core markets, entering new attractive markets and pursuing opportunistic acquisitions.”

The Company also recently received the results of a New York state tax audit, which assessed the Company up to approximately $600,000, net of associated Federal tax benefits, for the tax years 2010 thru 2012 related to certain tax credits. As a result, the Company expects to take a charge of $0.02 per fully diluted share in the fourth quarter of 2014, which is reflected in the net income and net income per share amounts above. The Company is reviewing those audit findings and expects to negotiate any final assessment with the tax authorities in 2015.

 1. Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income available to common stockholders and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Full Year 2015 Guidance

The Company reiterates its full year 2015 guidance of the following:

•	Net sales between $1.0 billion and $1.1 billion
•	Adjusted EBITDA between $68.3 million and $72.0 million
•	Net income per diluted share between $0.57 and $0.66
•	Modified pro forma net income per diluted share between $0.70 and $0.80

This guidance is based on an effective tax rate of approximately 41.5% and fully diluted shares of approximately 28.0 million shares, which assumes the completion of our acquisition of Del Monte and related entities by the end of the first quarter of 2015. This guidance also incorporates a slightly higher effective tax rate as a result of the impact of the New York state tax audit noted above.

Fourth Quarter 2014 Earnings Conference Call

The Company intends to release its financial results for the quarter and fiscal year ended December 26, 2014 following the close of the stock market on Thursday, March 5, 2015 and host a conference call at 5:00 p.m. ET on Thursday, March 5, 2015 to review those results. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13601243. The replay will be available until Thursday, March 12, 2015, and an online archive of the webcast will be available on the Company’s investor relations website.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 31,800 products to more than 22,600 customer locations throughout the United States and Canada.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement entered into by the parties in connection with the Company's proposed acquisition of all the Del Monte entities; the ability of the Company to consummate the proposed acquisition of the Del Monte entities; the Company's ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of the Del Monte entities; the results of the ongoing New York state tax audit and the Company’s efforts to negotiate the final amount of any assessment; the Company's sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company's vulnerability to economic and other developments in the geographic markets in which it operates;

the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company's specialty food products; the ability to effectively price the Company's specialty food products and reduce the Company's expenses; the relatively low margins of the foodservice distribution industry and the Company's and its customers' sensitivity to inflationary and deflationary pressures; the Company's ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company's ability to deploy the remaining net proceeds from its September 2013 common stock offering within the timeframe currently contemplated; the Company's ability to open, and begin servicing customers from, a new Chicago distribution center and the expenses associated therewith; increased fuel costs and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company's management team and the Company's ability to replace such personnel; the strain on the Company's infrastructure and resources caused by its growth; the Company's ability to recover its losses related to the accounting issue at its Michael's Finer Meats subsidiary from the former owners of that business; and the results of the Company's continuing investigation into the accounting issue involving its Michael's Finer Meats subsidiary. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Contact

Investor Relations

John Austin, (718) 684-8415

THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIRTEEN AND FIFTY-TWO WEEKS ENDED DECEMBER 26, 2014 AND DECEMBER 27, 2013
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 26, 2014	December 27, 2013	December 26, 2014	December 27, 2013
Net Sales	$228,228	$193,987	$836,625	$673,545
Cost of Sales	171,339	144,113	630,573	501,181
Gross Profit	56,889	49,274	206,052	172,364

Operating Expenses	45,218	39,082	173,042	135,783
Operating Income	11,671	10,192	33,010	36,581

Interest Expense	2,104	2,177	8,167	7,775
Loss (Gain) on Disposal of Assets	1	4	(5)	8

Income Before Income Taxes	9,566	8,011	24,848	28,798

Provision for Income Tax Expense	4,367	3,175	10,633	11,808

Net Income Available to Common Stockholders	$5,199	$4,836	$14,215	$16,990

Net Income Per Share Available to Common Stockholders:
Basic	$0.21	$0.20	$0.58	$0.78
Diluted	$0.21	$0.19	$0.57	$0.77

Weighted Average Common Shares Outstanding:
Basic	24,656,740	24,609,345	24,638,135	21,766,743
Diluted	24,842,558	24,822,489	24,844,565	21,995,042

THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
THIRTEEN AND FIFTY-TWO WEEKS ENDED DECEMBER 26, 2014 AND DECEMBER 27, 2013
(unaudited; in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 26, 2014	December 27, 2013	December 26, 2014	December 27, 2013
Net Income:	$5,199	$4,836	$14,215	$16,990
Interest expense	2,104	2,177	8,167	7,775
Depreciation	883	596	3,113	2,521
Amortization	725	1,259	5,130	4,796
Provision for income tax expense	4,367	3,175	10,633	11,808
EBITDA (1)	13,278	12,043	41,258	43,890

Adjustments:
Stock compensation (2)	342	318	1,374	1,210
Duplicate rent(3)	406	424	1,685	1,542
Cumulative impact of prior periods inventory overstatement (4)	—	905	—	469
Investigation costs (5)	33	312	671	312
Integration/Deal costs (6)	16	574	580	574
Reduction of contingent liability (7)	(1,904)	(1,207)	(1,904)	(1,207)
Settlement with Seller (8)	—	—	(1,477)	—

Adjusted EBITDA (1)	$12,171	$13,369	$42,187	$46,790

1. We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2. Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3. Represents rent expense and other facility costs, including utilities and insurance, incurred in on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

4. Represents the cumulative prior year impact related to the inventory misstatements at Michael's Finer Meats.

5. Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.

6. Represents outside costs incurred to complete acquisitions and integrate acquisitions onto a common IT platform.

7. Represents the reduction of a liability for contingent consideration related to two of the Company's prior acquisitions due to the fact that the acquired entities failed to meet specified earnings targets for fiscal 2014 and 2013 as defined in the earnout agreements for those transactions.

8. Represents the payment received from the former owners of Michael's Finer Meats in settlement of a dispute involving the previously disclosed accounting issue related to inventory.

THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME
THIRTEEN AND FIFTY-TWO WEEKS ENDED DECEMBER 26, 2014 AND DECEMBER 27, 2013
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 26, 2014	December 27, 2013	December 26, 2014	December 27, 2013

Net Income Available to Common Stockholders	$5,199	$4,836	$14,215	$16,990

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1):
Duplicate Rent (2)	406	424	1,685	1,542
Investigation Costs (3)	33	312	671	312
Cumulative impact of prior periods inventory overstatement (4)	—	905	—	469
Integration/Deal Costs (5)	16	574	580	574
Adjustment of Deferred Financing Fees (6)	—	—	—	(134)
Reduction of contingent liability (7)	(1,904)	(1,207)	(1,904)	(1,207)
Settlement With Sellers (8)	—	—	(1,477)	—
Prior year tax audit (9)	519	—	519	—
Tax Effect Adjustments (10)	590	(399)	181	(638)

Total Adjustments	(340)	609	255	918

Modified Pro Forma Net Income Available to Common Stockholders	$4,859	$5,445	$14,470	$17,908

Diluted Earnings per Share - Modified Pro Forma	$0.20	$0.22	$0.58	$0.81

Diluted Shares Outstanding - Modified Pro Forma	24,842,558	24,822,489	24,844,565	21,995,042

1. We are presenting modified pro forma net income available to common stockholders and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2. Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

3. Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.

4. Represents the cumulative prior year impact related to the inventory misstatements at Michael's Finer Meats.

5. Represents outside costs incurred to complete acquisitions and integrate acquisitions onto a common IT platform.

6. Represents adjustment of deferred financing fees in connection with refinancing our senior secured credit facilities in April 2012.

7. Represents the reduction of a liability for contingent consideration related to two of the Company's prior acquisitions due to the fact that the acquired entities failed to meet specified earnings targets for fiscal 2014 and 2013 as defined in the earnout agreements for those transactions.

8. Represents the payment received from the former owners of Michael's Finer Meats in settlement of a dispute involving the previously disclosed accounting issue related to inventory.

9. Represents the results of a state tax audit for fiscal years 2010 through 2013 which are reflected in fiscal 2014.

10. Represents the tax effect of items 2 through 9 above.

THE CHEFS' WAREHOUSE, INC.
2015 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2015 MODIFIED
PRO FORMA FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance
Net income per diluted share	$0.57	$0.66

Duplicate occupancy costs (3)	0.02	0.02
Transaction and related costs (4)	0.11	0.12

Modified pro forma net income per diluted share	$0.70	$0.80

1. We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2. Guidance is based upon an estimated effective tax rate of 41.5% and an estimated fully diluted share count of 28.0 million shares.

3. Represents rent and occupancy costs, including utilities and insurance, expected to be incurred in connection with the Company's facility consolidations, including our Bronx, NY distribution facility, while we are unable to use those facilities.

4. Represents transaction related costs expected to be incurred, including legal, due diligence, integration costs and transaction bonuses, related to the Company's planned acquisition of Del Monte.

THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2015
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$16,000	$18,500
Provision for income tax expense	11,000	13,000
Depreciation & amortization	20,000	19,000
Interest expense	14,000	13,000
EBITDA (1)	61,000	63,500

Adjustments:
Stock compensation (2)	2,000	2,000
Duplicate rent (3)	800	1,000
Transaction and related costs (4)	4,500	5,500

Adjusted EBITDA (1)	$68,300	$72,000

1. We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently projected results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2. Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3. Represents rent and occupancy costs, including utilities and insurance, expected to be incurred in connection with the Company's facility consolidations, including our Bronx, NY distribution facility, while we are unable to use those facilities.

4. Represents transaction related costs expected to be incurred, including legal, due diligence, integration costs and transaction bonuses, related to the Company's planned acquisition of Del Monte.